MORRISON & HECKER L.L.P.
                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                        Kansas City, Missouri 64108-4606
                            Telephone (816) 691-2600
                             Telefax (816) 474-4208





                                  July 27, 1999




Commercial Mortgage Acceptance Corp.
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

         Re:      Commercial Mortgage Acceptance Corp.
                  Registration Statement on Form S-3 (No. 333-60749)

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of (i) a registration statement (the "Registration Statement") on Form S-3 (Registration No. 333-60749) filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"); (ii) a prospectus forming a part of the Registration Statement (the "Prospectus"); (iii) a Pooling and Servicing Agreement dated as of July 1, 1999 (the "Pooling and Servicing Agreement") among Commercial Mortgage Acceptance Corp., as Depositor (the "Company"), Midland Loan Services, Inc., as Master Servicer, ORIX Real Estate Capital Markets, LLC, as Special Servicer, LaSalle Bank National Association as Trustee (the "Trustee") and ABN AMRO Bank N.V., as Fiscal Agent; and, (iv) a final prospectus supplement dated July 15, 1999 (the "Prospectus Supplement") relating to the offer and sale of the Commercial Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1 Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, and Class F Certificates (collectively, the "Certificates"). Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Pooling and Servicing Agreement or the Accord identified in the following paragraph.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualification, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The opinions expressed herein are given only with respect to the present status of the substantive laws of the state of Missouri (not including the choice-of-law rules under Missouri law). We express no opinion as to any matter arising under the laws of any other jurisdiction.

  Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas / Wichita, Kansas

Commercial Mortgage Acceptance Corp.
July 27, 1999
Page 2



         In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement, the Prospectus and the Prospectus Supplement; (2) the Pooling and Servicing Agreement; and (3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

         Based on and subject to the foregoing and other qualifications set forth below, we are of the opinion that:

         1. The Pooling and Servicing Agreement is the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2. When (a) the Mortgage Loans and other consideration for the Certificates constituting the Trust Fund have been deposited with the Trustee,
(b) the Certificates have been duly executed, authenticated, delivered and sold as provided in the Pooling and Servicing Agreement and the Prospectus Supplement and (c) the consideration for the sale of the Certificates has been fully paid to the Company, the Certificates will be legally and validly issued, fully paid and nonassessable, and the duly registered holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.

         The General Qualifications apply to the opinions set forth in paragraphs 1 and 2 above, and in addition, such opinions are subject to the qualification that certain remedial, waiver and other similar provisions of the Pooling and Servicing Agreement or the Certificates may be rendered unenforceable or limited by applicable laws, regulations or judicial decisions, but such laws, regulations and judicial decisions will not render the Pooling and Servicing Agreement or the Certificates invalid as a whole and will not make the remedies available thereunder inadequate for the practical realization of the principal benefits intended to be provided thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable law.

         We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                    Very truly yours,

                                                    MORRISON & HECKER L.L.P.

                                                    /s/ Morrison & Hecker L.L.P.